EXHIBIT 10.39

                 PUBLIC TRUST TIDELANDS LEASE OF FAST LANDS

STATE OF MISSISSIPPI

COUNTY OF HINDS

  THIS AGREEMENT, made and entered into this 31st day of December, 1996, by and between the SECRETARY OF STATE, with the approval of the GOVERNOR, for and on behalf of the STATE OF MISSISSIPPI, hereinafter referred to as "LESSOR," and BH ACQUISITION CORPORATION, a corporation registered to do and doing business in the State of Mississippi, hereafter referred to as "LESSEE."

                             W I T N E S S E T H :

  THAT FOR THE TERM and in consideration of the rentals hereinafter set forth, and covenants, conditions, and obligations to be observed and performed by LESSEE, LESSOR does hereby lease and rent unto LESSEE, pursuant to the authority of MISS. CODE ANN. Section 29-1-107 (Supp. 1992), all artificially filled tidelands also known as "fast" lands, hereinafter referred to as SAID PROPERTY within the following described parcel, to wit:

A parcel of land situated in Section 35, T7S, R10W, City of Biloxi, Second Judicial District, Harrison County, Mississippi, containing 15.8765 acres, more or less, and described more particularly as follows:

    Commencing at an "X" cut in the top of the concrete seawall at the intersection of the West line of that property described in the Land Deed Records of Harrison County, MS., Book 134 at page 456, and said seawall; thence N88 degrees 15'E a distance of 8.89 ft. to the POINT OF BEGINNING; thence SO degrees 49'19"E a distance of 750.70 ft. to a point; thence S89 degrees 04'15"E a distance of 1.85 ft. to a point; thence S0 degrees 55'13"E a distance of 132.62 ft. to a point; thence North 88 degrees 45'12"E a distance of 77.22 ft. to a point; thence S0 degrees 51'31"E a distance of 103.45 ft. to the point of curvature of a curve to the left with a radius of 14.39 ft. and central angle of 103 degrees 05'24"; thence along the arc of said curve a distance of 25.89 ft. to the point of tangency of said curve; thence N76 degrees 03'05"E a distance of 144.16 ft. to a point; thence N0 degrees 53'14"W a distance of 766.50 ft. to a point; thence N89 degrees 51'40"E a distance of 45.36 ft. to a point; thence N0 degrees 31'32"W a distance of 40.33 ft. to a point; thence N89 degrees 28'30"E a distance of 460.62 ft. to a point; thence S0 degrees 03'25"E a distance of 40.17 ft. to a point; thence N89 degrees 26'21"E a distance of 45.96 ft. to a point; thence S0 degrees 27'16"E a distance of
    815.80 ft. to a point; thence S89 degrees 04'03"W a distance of 58.38 ft. to a point; thence S7 degrees 32'32"E a distance of 59.26 ft. to a point; thence S82 degrees 17'08"W a distance of 625.70 ft. to the point of curvature of a curve to the left with a radius of 45.99 ft. and a central angle of 83 degrees 07'21"; thence along the arc of said curve a distance of 66.72 ft. to the point of tangency of said curve; thence S0 degrees 50'17"E a distance of 250.21 ft. to the point of curvature of a curve to the left with a radius of 46.80 ft. and central angle of 90 degrees 55'17"; thence along the arc of said curve a distance of 74.26 ft. to the
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    point of tangency of said curve; thence N88 degrees 14'26"E a distance of
    675.55 ft. to the point of curvature of a curve to the left with a radius of 51.44 ft. and central angle of 88 degrees 40'13"; thence along the arc of said curve a distance of 79.61 ft. to the point of tangency of said curve; thence N0 degrees 25'47"W a distance of 1449.80 ft. to a point; thence S88 degrees 15'W a distance of 855.75 ft. to the point of beginning.

1.  TERM.
  The primary term of this lease shall be for forty (40) years, beginning on the 1st day of January, 1997, and terminating on the 31st day of December, 2037. If LESSEE has complied with all material terms, covenants, conditions, and obligations of this lease, as of the expiration of the primary term, LESSEE shall have the option to extend this lease for a renewal term of twenty-five (25) years until December 31, 2062 under the same terms and provisions of this lease. LESSEE shall have the option to terminate this lease upon thirty (30) days prior written notice to LESSOR in the event LESSEE's Tidelands Lease with LESSOR dated August 6, 1992 is terminated.

2.  CONSIDERATION.
  The parties hereto agree that SAID PROPERTY contains 15.8765 acres, more or less, of filled tidelands. During the first thirty (30) years of the initial lease period, LESSEE covenants and agrees to pay annual rental to LESSOR in the sum of Twenty-One Thousand Three Hundred Thirty-Eight Dollars ($21,338.00), being the 1996 ad valorem tax amount assessed against SAID PROPERTY (excluding the value of any and all improvements situated thereon). At the end of the first thirty (30) years the annual rental shall be based upon the fair market value determined by an appraisal (excluding the value of any and all improvements situated thereon). The appraisal shall be determined by competent and disinterested appraisers selected pursuant to Section 3 below. LESSEE shall be responsible for ad valorem taxes for the year 1996 and all subsequent years during the term of this lease. Payment of the first year's rent shall be made on or before January 1, 1997.

3.  RENT ADJUSTMENT.
  Even though the rental amount for the first thirty (30) years of this lease shall be based upon the ad valorem tax rates as provided for next above, excluding the value of any and all improvements on SAID PROPERTY, LESSOR shall, at the end of each five (5) year period of the lease term, adjust the rental amount (but it shall still be based upon the tax value excluding the value of any and all improvements on SAID PROPERTY) as provided for in MISS. CODE ANN. Section 29-1-107(2) (Supp. 1992) or as amended by subsequent legislation and the adopted and published rules of the Secretary of State for the administration, control and leasing of public trust tidelands, as amended and revised. In the event that LESSOR shall require a rental adjustment for any of such periods, LESSOR and LESSEE may agree in writing on the amount of the rental for the period in question at any time within sixty (60) days after the giving by LESSOR to LESSEE of written notice of such requirement. If an agreement is not reached and signed by both parties within sixty (60) days, then the rental for the period in question shall be determined by competent and disinterested M.A.I. Certified Appraisers, one of whom shall be selected and paid for by LESSOR and one selected and paid for by LESSEE. If the fair market rental value determined by said appraisers does not differ by more than

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ten percent (10%), the fair market rental shall be the average of the two appraisals. If the fair market rental value differs more than ten percent (10%), a third M.A.I. Certified Appraiser shall be appointed by the two appraisers, the expense to be born equally by LESSOR and LESSEE. Upon completion of the appraisal by the third appraiser, the fair market rental value shall be the average of the two appraisals that are closest to each other in dollar amount. In the event the two appraisers are unable to agree upon a third appraiser, the appraiser shall be appointed by a Chancellor in Harrison County, Mississippi.

  The appraisers when selected shall be instructed that they are to determine the fair rental value of SAID PROPERTY for the highest and best use of SAID PROPERTY at such time, without regard to any and all improvements on SAID PROPERTY or the use then being made of the property by LESSEE. The appraisal shall be in writing and copies of it shall be given to LESSOR and LESSEE prior to the commencement of the period in question. In no event shall the appraised rental value be less than the rental then being paid by LESSEE. The amount so determined by appraisal shall be the rental for the remainder of the term of this lease agreement or the option period, as the case may be, or until further adjustment as provided above. In the event the appraisers fail to determine the fair market rental value and the LESSOR and LESSEE cannot agree on an adjusted rental amount, the lease may be cancelled at the option of LESSOR.

4.  PLACE AND TIME OF PAYMENT.
  Rent shall be payable annually on or before January 1 to the STATE OF MISSISSIPPI and shall be submitted to the SECRETARY OF STATE or his successor in office, through the Public Lands Division, 401 Mississippi Street, Post Office Box 136, Jackson, Mississippi 39205.

5.  INTEREST PENALTY FOR PAST DUE RENT BALANCES.
  LESSEE shall pay a late charge equal to interest at the rate of eight percent (8%) per annum from the date due until paid on any lease rentals, fees, or other charges due and payable hereunder, which are not paid within thirty (30) days of their due date.

6.  RIGHT TO RE-LEASE
  Pursuant to MISS. CODE ANN Section 29-1-107 (Supp. 1992), LESSEE is hereby granted the prior right, exclusive of all other persons, to re-lease or renew this lease at the expiration of the term hereof, as may be reasonably agreed upon between LESSEE and LESSOR.

7.  TAXES, SURVEY COSTS AND RECORDING FEES.
  LESSEE covenants and agrees to pay any and all general taxes and special assessments if ever any there be, applicable to SAID PROPERTY and LESSEE's interest therein and improvements thereon; further LESSEE covenants and agrees to pay survey costs and recording fees in connection with this lease or any other fees so determined by law.

8.  TRANSFERABILITY OF LEASE.
  LESSEE anticipates the future necessity to be able to sublease, assign, or transfer SAID PROPERTY for future development purposes, including, but not limited to, possible hotel/retail development. LESSEE may assign this lease

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or sublet the whole or any part of SAID PROPERTY provided that the proposed use complies with the permitted uses specified in Section 14 hereof. No subletting or assignment shall relieve LESSEE from any of its obligations as LESSEE hereunder without an express written release from LESSOR, which release shall not be unreasonably withheld. In this regard, LESSEE agrees that it will notify the SECRETARY OF STATE or his successor of any such assignment or sublease in writing, within thirty (30) days of the transfer.

9.  LESSOR'S CONSENT TO LEASE ENCUMBRANCES.
  LESSOR does hereby acknowledge that LESSEE, or any other related entity, may from time to time, mortgage or otherwise encumber its leasehold interest in SAID PROPERTY along with other premises owned or leased by LESSEE, or any other related entity and, LESSOR recognizes that LESSEE's lenders are likely to require LESSOR's consent to encumbrance of LESSEE's interest in SAID PROPERTY. In recognition of the foregoing, LESSOR does hereby agree to execute consents as may be reasonably required by LESSEE's third party lenders from time to time, provided that such form(s) are in a form substantially similarly to the Landlord's Consent to Lease Encumbrance (the "Consent") attached hereto as Exhibit "A."

10.  DEFAULT.
  (a) LESSEE. The parties herein expressly agree that if DEFAULT shall be made in the payment of any rent due pursuant to this lease, then and in any such event of DEFAULT it shall be lawful for LESSOR to enter upon SAID PROPERTY, or any part thereon, upon LESSOR's thirty (30) day written notice to LESSEE within which LESSEE may cure such DEFAULT, either with or without process of law, to re-enter and repossess the same, and to distrain for any rent or assessment that may be due thereon, at the election of LESSOR, but nothing herein is to be construed to mean that LESSOR is not permitted to hold the said LESSEE liable for any unpaid rent up to that time. As to all other conditions, covenants, and obligations imposed on LESSEE herein, enforcement shall be by proceeding at law or in equity against any person violating or attempting to violate said conditions, covenants, and obligations to restrain violation and to recover damages, if any, including reasonable expenses of litigation and reasonable attorney's fees, which, if LESSOR prevails, LESSEE expressly agrees to pay. Such enforcement by proceedings at law or in equity may be instituted at any time after thirty (30) days written notice to LESSEE if the default or violation has not been corrected within that thirty (30) day period, or if the default is not reasonably curable within thirty (30) days and LESSEE has not commenced to cure same within thirty (30) days, and thereafter diligently pursues the curing of such default.

  (b) LESSOR. Should LESSOR default in the performance of any covenant or agreement herein, and such default continues for thirty (30) days after LESSOR receives written notice thereof from LESSEE, or if such default is not reasonably curable within thirty (30) days, and LESSOR has not commenced to cure same within said thirty (30) day period and thereafter diligently pursues the curing of such default, in the event such default can be cured by the payment of money, LESSEE may pay any sums necessary to cure such default of LESSOR and deduct the cost thereof with interest at 8% per annum from the date paid, from rents and all other monetary charges under this lease.

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11.  FORFEITURE, DEFAULT OR CANCELLATION.
  LESSEE's FAILURE to comply with the provisions of this lease shall result at the option of LESSOR, in the cancellation of this lease within sixty (60) days after written notice of default is given if such default continues or if LESSEE has not commenced to cure same if such default is not curable within thirty (30) days. In the event of any such FORFEITURE, DEFAULT OR CANCELLATION of this lease or termination of the term as aforesaid, said LESSEE shall quit, deliver up and surrender possession of all lands which comprise SAID PROPERTY, and thereupon this lease and all agreements and covenants on LESSOR's behalf to be performed and kept, shall cease, terminate and be utterly void, the same as if the lease had not been made. In addition thereof, LESSOR shall be entitled to whatever remedies it may have at law or equity for the collection of any unpaid rental hereunder, or for any other sums, for damages or otherwise, that it may have sustained on account of LESSEE's nonfulfillment or nonperformance of the terms and conditions of this lease.

  Immediately upon the termination of this lease, whether by FORFEITURE, DEFAULT, or CANCELLATION, LESSOR shall be entitled to take possession of SAID PROPERTY, custom and usage to the contrary notwithstanding. If LESSEE declines or fails to remove structures and equipment occupying and erected upon the leased premises within one hundred twenty (120) days after expiration or termination of this lease, such structures and equipment will be deemed forfeited by LESSEE, and may be removed and/or sold by LESSOR after ten (10) days written notice by certified mail addressed to LESSEE.

12.  RENT NOT REFUNDABLE.
  LESSOR and LESSEE agree that any rent paid during the term of this lease is non-refundable and LESSEE waives any right or claim he may have to refund of rents paid under the term of this lease.

13.  IMPROVEMENTS.
  LESSOR acknowledges that the improvements which presently exist and which are constructed on SAID PROPERTY are not the property of LESSOR and that LESSEE shall have the right to remove the improvements upon termination of this lease, other than any retaining walls. In the event LESSEE fails to remove said improvements within one hundred twenty (120) days after termination of this lease, the improvements shall be deemed abandoned and revert to LESSOR.

14.  RESTRICTIONS ON USE.
  LESSEE shall use SAID PROPERTY for the operation of a dockside gaming facility or the operation of a hotel facility and those activities which are consistent with operating a hotel and/or a dockside gaming facility, including without limitation, dining, amusement, gift shops, sports or entertainment facilities, transportation services or other related activities.

  LESSEE shall comply with any and all applicable federal, state, county or city laws, statutes, regulations, building codes, building requirements, safety or conservation regulations, fire codes, ordinances, pollution standards, or zoning regulations, including, but not limited to those pertaining to parking for all permitted uses developed on SAID PROPERTY in conformance with City of Biloxi requirements, and the City of Biloxi

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 Landscaping Rules and Regulations.

  If LESSEE fails to make permitted use of SAID PROPERTY or abandons SAID PROPERTY, or uses SAID PROPERTY in violation of any applicable law or regulation as aforesaid, LESSOR shall provide thirty (30) days written notice to LESSEE and proceed as set forth in Item 10 above for any default in the covenants, conditions and obligations imposed hereunder on LESSEE.

15.  NO CLAIM OF TITLE OR INTEREST.
  LESSEE, in accepting this lease, does hereby agree that no claim of title or interest to SAID PROPERTY other than LESSEE's leasehold interest under this lease, shall be made by reason of the occupancy or use thereof. LESSEE further acknowledges and agrees that it is entitled to no rights to any additional adjoining submerged lands or filled tidelands as a result of this lease.

16.  CATASTROPHIC DESTRUCTION OR DAMAGE.
  In the event of catastrophic destruction or damage, or other destruction of LESSEE's improvements on SAID PROPERTY, LESSEE may terminate this lease at its option, provided that LESSEE shall reasonably remove the debris remaining on SAID PROPERTY prior to any such termination. LESSOR agrees that it shall interpose no objection should LESSEE decide to rebuild those improvements demolished.

17.  DUE DILIGENCE.
  LESSEE shall use reasonable effort to protect SAID PROPERTY against damage or waste from any and all causes. LESSEE shall not deposit any refuse on any off-site, adjoining state property. Disposition of refuse and waste shall be consistent with local and State health regulations.

18.  INDEMNITY AND HOLD HARMLESS
  LESSEE assumes full responsibility for the condition of the premises and LESSOR shall not be responsible for any damages or injuries caused by any vices or defects therein to LESSEE or its invitees, and LESSEE agrees to hold and save harmless, protect and indemnify LESSOR from and against any and all loss, damages, claims, suits or actions at law or equity, judgments and costs, including attorney's fees, which may arise or grow out of any injury or death of persons or loss or damage to property connected with LESSEE's exercise of any right granted or conferred hereby, or LESSEE's use, maintenance, operation or condition of the property herein leased or the activities thereon conducted by LESSEE, whether sustained by LESSEE, its respective agents or employees, or by any other persons, or corporations which seek to hold LESSOR liable.
LESSEE agrees to maintain the leased premises in good condition, keeping the structures and equipment located thereon in a good state of repair in the interests of public health and safety.

19.  QUIET AND PEACEFUL POSSESSION.
  LESSOR shall defend LESSEE's right of use of SAID PROPERTY under this lease, and LESSEE shall have quiet and peaceful possession of SAID PROPERTY so long as compliance is made by LESSEE with the terms of this agreement. LESSEE agrees to deliver possession of SAID PROPERTY peaceably and promptly within thirty (30) days after the expiration or termination of this lease, subject to LESSEE's right to remove the improvement as specified in paragraph 13 above.

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20.  RIGHT OF ENTRY.
  LESSOR reserves the right to enter onto SAID PROPERTY at reasonable times to inspect the premises to determine compliance with the lease terms herein, upon notice to LESSEE at least 24 hours in advance of said inspection.

21.  PERMITTED USE.
  All property of LESSEE shall be maintained by LESSEE at LESSEE's expense and in a clean, orderly, healthful, and attractive condition subject to reasonable inspection by LESSOR or his representative upon 24 hours notice to LESSEE. It is expressly agreed by and between the parties that LESSEE will not occupy or use, nor permit to be occupied or used, SAID PROPERTY for any business deemed hazardous, nor will LESSEE permit the same to be used for any unlawful purposes.

22.  LIABILITY INSURANCE.
  LESSEE shall secure and maintain throughout the term of the lease a liability insurance policy providing coverage in any amount not less than Five Million Dollars ($5,000,000.00) against accidents, death or bodily injury or loss or damages to property occurring on or in connection to SAID PROPERTY, or LESSEE's improvements thereon, or arising out of or associated with any activity of LESSEE on SAID PROPERTY. In the event LESSEE constructs a hotel and/or retail development on SAID PROPERTY, with permission of LESSOR, LESSEE shall increase this amount of coverage to not less than Fifteen Million Dollars ($15,000,000.00).

23.  RESERVATION OF MINERAL RIGHTS.
  LESSEE further covenants and agrees that this lease and interest of LESSEE SHALL NOT include any mineral, oil or gas, coal, lignite, or other subterranean rights WHATSOEVER.

24.  RIGHT TO CANCEL UPON INSOLVENCY OF LESSEE.
  LESSEE covenants and agrees that if an execution or process is levied upon SAID PROPERTY or if a Petition in Bankruptcy be filed by or against LESSEE in any court of competent jurisdiction, LESSOR shall have the right, at its option to cancel this lease. LESSEE covenants and agrees that this lease and the interest of LESSEE hereunder shall not, without the written consent of the SECRETARY OF STATE or his successor first obtained, be subject to garnishment or sale under execution or otherwise in any suit or proceeding which may be brought by or against said LESSEE.

25.  WAIVER NOT A DISCHARGE.
  No failure, or successive failures, on the part of LESSOR to enforce any provisions, nor any waiver or successive waivers on its part of any provision herein, shall operate as a discharge thereof or render the same inoperative or impair the right of LESSOR to enforce the same upon any renewal thereof or in the event of subsequent breach or breaches.

26.  NOTICE.
  All notifications required under the terms of this lease shall be made to the parties at the following addresses:

     Secretary of State:                  401 Mississippi Street
                                          Post Office Box 136
                                          Jackson, Mississippi  39205
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     BH Acquisition Corporation:          Attention:  John Connelly, President
                                          2110 Beach Boulevard
                                          Biloxi, Mississippi  39531

                                          Alan Bernthaler, Secretary
                                          2180 Noblestown Rd.
                                          Pittsburgh, PA  15205

                                          With copy to:

                                          Phelps Dunbar, L.L.P.
                                          P. O. Box 1220
                                          Tupelo, MS  38802
                                          Attention:  Jean M. Hogan
                                          601-842-7907 - Phone
                                          601-842-3873 - Fax


  LAWS OF MISSISSIPPI TO GOVERN.
  This agreement is to be governed by the laws of the STATE OF MISSISSIPPI, both as to interpretation and performance.

  IN WITNESS WHEREOF, this lease is executed by LESSOR and LESSEE, this the 31st day of December, 1996.

                                          LESSOR:

                                          STATE OF MISSISSIPPI

                                          ERIC CLARK
                                          SECRETARY OF STATE


                                          By:  /s/ James O. Nelson
                                             ---------------------------------
                                                 JAMES O. NELSON, II
                                                 ASSISTANT SECRETARY OF STATE
                                                 FOR PUBLIC LANDS

                                          LESSEE:

                                          BH ACQUISITION CORPORATION,
                                          a Mississippi Corporation


                                          By:  /s/ John E. Connelly
                                             ---------------------------------

  APPROVED BY THE GOVERNOR of the State of Mississippi on the 10th day of January, 1997.

                                          /s/ Kirk Fordice
                                          ------------------------------------
                                          GOVERNOR
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